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                                  EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

         In connection with the Quarterly Report on Form 10-Q of Pegasus Aircraft Partners, L.P. (the "Partnership") for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Wiley, President and Chairman of the Board of Pegasus Aircraft Management Corporation, General Partner of the Partnership, hereby certify that:

           1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Date: November 13, 2003                       By: /s/ RICHARD S. WILEY
                                                  --------------------
                                                  Richard S. Wiley
                                                  President and Chairman of
                                                  the Board of Pegasus Aircraft
                                                  Management Corporation